Exhibit 99.2

ELLINGTON FINANCIAL LLC APPOINTS LISA MUMFORD TO BOARD OF DIRECTORS
OLD GREENWICH, CONNECTICUT, August 6, 2018—Ellington Financial LLC (NYSE: EFC) ("EFC" or the "Company") today announced the appointment of Lisa Mumford, the Company's former Chief Financial Officer, to its Board of Directors (the "Board"), effective immediately. In conjunction with Ms. Mumford's appointment, Michael W. Vranos, Co-Chief Investment Officer of the Company, will step down from the Board. Mr. Vranos will continue to serve as Co-CIO as well as Chief Executive Officer of EFC's external manager, Ellington Financial Management LLC, and Ellington Management Group, L.L.C.
"We are thrilled to welcome Lisa to our Board," said Thomas Robards, Chairman of the Board of EFC. "In the years we worked with her as CFO we were consistently impressed with her intelligence and integrity, and we know that she will bring those qualities to the Board. We will continue to benefit from Mike's investment insights as Co-CIO of EFC and CEO of our manager. Just as importantly, Mike sets the tone at the top that encourages the thoughtfulness and integrity of Ellington's people and processes."
"Lisa's intimate knowledge of EFC and substantial experience in the financial services industry make her the ideal fit for our Board. EFC flourished under Lisa's leadership as CFO, and we will leverage her deep understanding of the Company and financial accounting, as we continue to drive the Company forward," said Laurence Penn, Chief Executive Officer of EFC.
Mr. Vranos added, "I will remain as active as ever in the business as Co-CIO, and am excited about EFC's current positioning and the investment opportunities we're seeing. It's great to have Lisa back on the team, now as a director, whose skillset, business savvy, and knowledge of EFC will prove invaluable as the Company continues to evolve."
Ms. Mumford concluded, "Having worked at EFC for nearly a decade, I am excited to take on this new role as director, working alongside Board and management team members I not only know well, but also respect tremendously."
Ms. Mumford served as CFO of EFC from October 2009, seeing the Company through its initial public offering in 2010, and managing all of the Company's accounting, internal control, and financial reporting processes until her retirement in March 2018. Ms. Mumford also previously served as CFO of Ellington Residential Mortgage REIT (NYSE: EARN) from April 2013 to March 2018.
Prior to joining Ellington, Ms. Mumford served as CFO of ACA Financial Guaranty Corporation. Previously, she was Chief Accounting Officer of ACA Capital Holdings, Inc., and before that was CFO and Controller of ACE Guaranty Corp. She began her career at Coopers & Lybrand in 1984. Ms. Mumford is a member of the American Institute of Certified Public Accountants and holds a B.B.A. in Accounting from Hofstra University.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "may," "expect," "project," "believe," "intend," "seek," "plan" and similar expressions or their negative forms, or by references to strategy, plans, or intentions. The Company's results can fluctuate from month to month depending on a variety of factors, some of which are beyond the Company's control and/or are difficult to predict, including, without limitation, changes in interest rates, changes in mortgage default rates and prepayment rates, and other changes in market conditions and economic trends. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10-K filed on March 15, 2018, which can be accessed through the link to our SEC filings under "For Our Shareholders" on our website (www.ellingtonfinancial.com) or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
About Ellington Financial LLC
Ellington Financial LLC is a specialty finance company that invests in a diverse array of financial assets, including residential and commercial mortgage-backed securities, residential and commercial mortgage loans, consumer loans and asset-backed securities backed by consumer loans, collateralized loan obligations, corporate equity and debt securities (including distressed debt), non-mortgage and mortgage-related derivatives, equity investments in mortgage-related entities, and other strategic investments. Ellington Financial LLC is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.